EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this annual report on Form 10-KSB for the year ended December 31, 2001 filed on behalf of VendingData Corporation of our report dated February 22, 2002, relating to the financial statements of VendingData Corporation as of December 31, 2001.




                                      James E. Scheifley & Associates, P.C.
                                      Certified Public Accountants


March 28, 2002
Dillon, Colorado


                                      -65-